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                          EXHIBIT INDEX

Exhibit No.               Description                 Page
-----------               -----------                 ----

   a          Investment in partnerships by prospect  Filed
              (Old Program)                           herewith

   c          Production and net revenue (Old Program)     Filed
                                                      herewith

   h-1        Balance Sheet at September 30, 1996     Filed
              (Unaudited, Subject to Adjustment)      herewith

   h-2        Statement of Income and Retained        Filed
              Deficit for the Quarter Ended           hrewith
              September 30, 1996 (Unaudited,
              Subject to Adjustment)

   h-3        Statement of Cash Flows for the Quarter Filed
              Ended September 30, 1996 (Unaudited,    herewith
              Subject to Adjustment)

   h-4        Computation of Bank Interest for the    Filed
              Quarter Ended September 30, 1996        herewith

   i          Fuel Purchased for NEP for the Quarter  Filed
              Ended September 30 1996                 herewith

   j-1        Monthly Report of Cost and Quality      Filed
              of Fuels for Electric Plants            herewith
              June 1996 (Brayton Point)

   j-2        Monthly Report of Cost and Quality      Filed
              of Fuels for Electric Plants            herewith
              June 1996 (Salem Harbor)

   j-3        Monthly Report of Cost and Quality      Filed
              of Fuels for Electric Plants            herewith
              July 1996 (Brayton Point)

   j-4        Monthly Report of Cost and Quality      Filed
              of Fuels for Electric Plants            herewith
              July 1996 (Salem Harbor)

   j-5        Monthly Report of Cost and Quality      Filed
              of Fuels for Electric Plants            herewith
              August 1996 (Brayton Point)

   j-6        Monthly Report of Cost and Quality      Filed
              of Fuels for Electric Plants            herewith
              August 1996 (Salem Harbor)

   j-7        Monthly Report of Cost and Quality      Filed
              of Fuels for Electric Plants            herewith
              September 1996 (Brayton Point)

   j-8        Monthly Report of Cost and Quality      Filed
              of Fuels for Electric Plants            herewith
              September 1996 (Salem Harbor)